Exhibit 99.1

Snyder’s-Lance, Inc. Announces CEO Transition and Reports Preliminary First Quarter 2017 Financial Results

•	Company to Host Conference Call Today at 8:30 a.m. ET

•	Company Revises Full-Year 2017 Outlook

Charlotte, NC, -April 17, 2017 – Snyder’s-Lance, Inc. (Nasdaq-GS: LNCE) today announced a CEO transition and reported preliminary unaudited financial results for the first quarter ended April 1, 2017.

CEO Transition Underway

Snyder’s-Lance, Inc. has announced that its President and CEO, Carl E. Lee, Jr., has retired after 12 years of service to the Company. Brian J. Driscoll, former President and CEO of Diamond Foods and a current Director of Snyder’s-Lance, has agreed to step in as interim CEO.

In announcing the transition, Chairman of the Board, James Johnston said the following, “On behalf of the entire Snyder’s-Lance organization, the Board of Directors would like to thank Carl for his many contributions to the Company, and welcome Brian into his new role.” Mr. Johnston continued, “We see great potential in the strategic direction of the Company, and are excited to have access to Brian’s talent and experience to bring the Company to the next level of performance. With increased focus on margin expansion and profitable growth, we are confident that Brian has the skills to address some of the recent performance challenges, as well as drive the Company to a level of profitability more in line with the expectations of our shareholders.”

Brian Driscoll has more than 35 years of experience in the food industry having served most recently as the President and CEO of Diamond Foods until its acquisition by Synder’s-Lance in February of 2016. In response to his most recent appointment, Mr. Driscoll said, “I am honored and excited to be asked by the Board to fulfill this critical role for the Company at such an important time in its development. I plan to immediately diagnose the underlying drivers of the Company’s margin and revenue performance and put in place strategies to continue to deliver on the expectations of our shareholders.”

The Company has announced that it will launch a national search for a permanent replacement to Mr. Lee. Mr. Driscoll is considered a strong candidate for that role, and will have full faith and confidence of the Board to develop and execute the Company’s strategies until a permanent decision is made.

Preliminary Unaudited Financial Results

For the first quarter of 2017, the Company expects net revenue in the range of $530 million to $532 million, an increase of approximately 18% to 19% from continuing operations in the first quarter of 2016, which benefited from two additional months of contribution from the Diamond brands. On a pro-forma basis, as if the transaction were completed on January 1, 2016, growth would have been approximately 1-3%. Snyder’s-Lance legacy branded net revenue is expected to increase approximately 8% to 9%.

GAAP net income attributable to Snyder’s-Lance, Inc. in the first quarter of 2017 is expected to be in the range of $11 million to $12 million, or $0.11 to $0.12 per diluted share. Net income attributable to Snyder’s-Lance, Inc. excluding special items is expected to be in the range of $13 million to $14 million, or $0.13 to $0.14 per diluted share.    Adjusted EBITDA in the first quarter of 2017 is expected to be in the range of $52 million to $54 million. Net income, excluding special items, and adjusted EBITDA are non-GAAP measures defined herein under “Use and Definition of Non-GAAP Measures,” and are reconciled to GAAP net income in the tables that accompany this release.

“Our Company faced difficult challenges during the first quarter that have negatively impacted earnings,” said Alex Pease, Executive Vice President and Chief Financial Officer. “Although we saw sales and market share growth in the majority of our categories, this has come at a higher cost than planned. Increased investments in promotional and marketing spending combined with gross margin pressure had an adverse effect on our performance and more than offset the benefits of synergy delivery related to the Diamond Foods transaction.”

Mr. Pease continued, “Under Brian’s leadership, we are moving aggressively to take the actions necessary to improve earnings. Specifically, we are focused on improving cost of goods productivity, net price realization, and accelerating our zero-based budgeting plans. We are not satisfied with our early 2017 performance, and our organization is laser-focused on improved execution and continuous improvement to return the business back to more expected levels of profitability.”

The Company expects to report final results for its first quarter ended April 1, 2017 before the market opens on May 8, 2017.

The Company does not plan to release preliminary financial information on an ongoing basis. The financial information presented above is preliminary and based upon information available as of the date of this release. As of the date of this release, the Company has not completed the financial reporting process and review of its first fiscal quarter ended April 1, 2017. During the course of that process, the Company may identify items that would require it to make adjustments, some of which may be material, to the preliminary financial information presented above.

Revised 2017 Full-Year Outlook

Based on the Company’s year to date performance and the current outlook for the remainder of the year, the Company is revising its previous full-year expectations provided on February 13, 2017. For the full-year of fiscal 2017, the Company now expects net revenue to be between $2,200 million and $2,250 million, adjusted EBITDA to be between $290 million and $315 million, and earnings per diluted share from continuing operations, excluding special items, to be between $1.05 and $1.20.

Full-year 2017 GAAP guidance is not provided in this release due to the likely occurrence of one or more of the following items where the Company is unable to reliably forecast the timing and magnitude: Continued transaction related costs associated with the divestiture of Diamond of California and integration of legacy Diamond operations, other potential transactions and their related costs, settlements of contingent liabilities, possible gains or losses on the sale of businesses or other assets, restructuring costs, impairment charges, and the income tax effects of these potential items.

The Company’s 2017 full-year outlook also includes the following assumptions:

•	Capital expenditures of $75 million to $85 million

•	Net interest expense of $37 million to $40 million

•	Effective tax rate of 33.5% to 35.5%; and

•	Weighted average diluted share count of approximately 98 million shares.

Conference Call

Management will host a conference call today at 8:30 a.m. ET to discuss the Company’s preliminary unaudited first quarter financial results and updated full-year 2017 outlook. The conference call will be webcast live through the Investor Relations section of the Snyder’s-Lance website (www.snyderslance.com). To participate in the conference call, the dial-in number is (844) 830-1960 for U.S. callers or (315) 625-6883 for international callers. The conference ID is 9408303. A continuous telephone replay of the call will be available between 12:00 p.m. ET on April 17 and 12:00 a.m. ET on April 24. The replay telephone number is (855) 859-2056 for U.S. callers or (404) 537-3406 for international callers. The replay access code is 9408303. Investors may also access a web-based replay of the conference call at www.snyderslance.com.

About Snyder’s-Lance, Inc.

Snyder’s-Lance, Inc., headquartered in Charlotte, NC, manufactures and markets snack foods throughout the United States and internationally. Snyder’s-Lance’s products include pretzels, sandwich crackers, pretzel crackers, potato chips, cookies, tortilla chips, restaurant style crackers, popcorn, nuts and other snacks. Products are sold under the Snyder’s of Hanover®, Lance®, Kettle Brand®, KETTLE® Chips, Cape Cod®, Snack Factory® Pretzel Crisps®, Pop Secret®, Emerald®, Late July®, Krunchers! ®, Tom’s®, Archway®, Jays®, Stella D’oro®, Eatsmart Snacks™, O-Ke-Doke®, Metcalfe’s skinny®, and other brand names along with a number of third party brands. Products are distributed nationally through grocery and mass merchandisers, convenience stores, club stores, food service outlets and other channels. For more information, visit the Company’s corporate web site: www.snyderslance.com.

LNCE-E

Use and Definition of Non-GAAP Measures

Snyder’s-Lance’s management uses non-GAAP financial measures to evaluate our operating performance and to facilitate a comparison of the Company’s operating performance on a consistent basis and to provide measures that, when viewed in combination with its results prepared in accordance with GAAP, allow for a more complete understanding of factors and trends affecting the Company’s business than GAAP measures alone. The non-GAAP measures and related comparisons should be considered in addition to, not as a substitute for, our GAAP disclosure, as well as other measures of financial performance reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies. Our management believes these non-GAAP measures are useful for providing increased transparency and assisting investors in understanding our ongoing operating performance.

Net Income and Earnings per Share, Excluding Special Items

Net income and earnings per share, from continuing operations, excluding special items, are metrics provided to present the reader with the after-tax impact of operating income, excluding special items, in order to improve the comparability and understanding of the related GAAP measures. Net income and earnings per share, excluding special items, provide transparent and useful information to management, investors, analysts and other parties in evaluating and assessing our primary operating results after removing the impact of unusual, non-operational or restructuring or transaction related activities that affect comparability. Net income and earnings per share, excluding special items, are measures management uses for planning and budgeting, monitoring and evaluating financial and operating results.

Adjusted EBITDA

Snyder’s-Lance defines adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization (“EBITDA”), further adjusted to exclude restructuring or transaction related expenses, and other non-cash or non-operating items as well as any other unusual items that impact the comparability of our financial information.

Management uses adjusted EBITDA as a key metric in the evaluation of underlying Company performance, in making financial, operating and planning decisions. The Company believes this measure is useful to investors because it increases transparency and assists investors in understanding the underlying performance of the Company and in the analysis of ongoing operating trends. Additionally, Snyder’s-Lance believes adjusted EBITDA is frequently used by analysts, investors and other interested parties in their evaluation of companies, many of which present an adjusted EBITDA measure when reporting their results. The Company has historically reported adjusted EBITDA to analysts and investors and believes that its continued inclusion provides consistency in financial reporting and enables analysts and investors to perform meaningful comparisons of past, present and future operating results.

Adjusted EBITDA should not be considered as an alternative to net income, determined in accordance with GAAP, as an indicator of the Company’s operating performance, as an indicator of cash flows, or as a measure of liquidity. While EBITDA and adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, they are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation.

Cautionary Information about Forward Looking Statements

In this press release, we make statements which may be forward-looking within the meaning of applicable securities laws, which represent our current judgment about possible future events. The statements include projections regarding future revenues, earnings and other results. In making these statements we rely on current expectations, assumptions and analyses based on our experience and perception of historical trends, current conditions and expected future developments as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors, both positive and negative. These factors include among others: changes in general economic conditions; price or availability of raw materials, packaging, energy and labor; food industry competition; changes in top customer relationships; consolidation of the retail environment; decision by British voters to exit the European Union; failure to realize anticipated benefits of acquisitions and divestitures; loss of key personnel; failure to execute strategic initiatives; safety and quality of food products; adulterated or misbranded products; disruption of our supply chain or information technology systems; improper use or misuse of social media; ability to anticipate changes in consumer preferences and trends; distribution through independent operators; protection of trademarks and intellectual property; impairment in the carrying value of goodwill or other intangible assets; new regulations or legislation; interest and foreign currency exchange rate volatility; concentration of capital stock ownership; increasing legal complexity and potential litigation; failure to realize the expected benefits from the acquisition of Diamond Foods; the inability to successfully execute international expansion strategies; additional risks from foreign operations; our substantial debt; and the restrictions and limitations on our business operations in the agreements and instruments governing our debt.

Our most recent report on Form 10-K and our other reports filed with the U.S. Securities and Exchange Commission provide information about these and other factors, which we may revise or supplement in future reports. We caution readers not to place undue reliance on forward-looking statements. We do not undertake to update any forward-looking statements that it may make except as required by applicable law. All subsequent written and forward-looking statements attributed to Snyder’s-Lance or any person acting on its behalf are expressly qualified in their entirety by the factors referenced above.

Investor Contact

Kevin Powers, Senior Director, Investor Relations

kpowers@snyderslance.com, (704) 557-8279

Media Contact

Joey Shevlin, Director, Corporate Communications & Public Affairs

JShevlin@snyderslance.com, (704) 557-8850

Reconciliation of Non-GAAP Measures (Unaudited)

Preliminary earnings per diluted share, excluding special items

	Low range	High range
Earnings per diluted share	$0.11	$0.12

Transaction and integration related expenses	0.01	0.01
Business restructuring	0.01	0.01
Emerald move and required packaging changes	0.01	0.01
Class action insurance settlement	(0.01)	(0.01)

Special items	0.02	0.02

Earnings per diluted share, excluding special items	$0.13	$0.14

Reconciliation of Non-GAAP Measures (Unaudited)

Preliminary net income attributable to Snyder’s-Lance, excluding special items

(in millions)

	Low range	High range
Net Income attributable to Snyder’s-Lance	$11.0	$12.0

Transaction and integration related expenses, net of tax	0.8	0.8
Emerald move and required packaging changes	1.3	1.3
Business restructuring	0.5	0.5
Class action insurance settlement	(0.5)	(0.5)
Other, net of tax	(0.1)	(0.1)

Special items	2.0	2.0

Net income attributable to Snyder’s-Lance, excluding special items	$13.0	$14.0

Reconciliation of Non-GAAP Measures (Unaudited)

Preliminary EBITDA and adjusted EBITDA

(in millions)

	Low range	High range
Net Income	$11.0	$12.0
Income tax expense	4.2	5.2
Interest expense	8.9	8.9
Depreciation	17.7	17.7
Amortization	6.9	6.9

EBITDA	$48.7	$50.7

Transaction and integration related expenses	1.3	1.3
Emerald move and required packaging changes	2.1	2.1
Business restructuring	0.8	0.8
Class action insurance settlement	(0.8)	(0.8)
Other	(0.1)	(0.1)
Special items	3.3	3.3

Adjusted EBITDA	$52.0	$54.0